UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2016 (November 28, 2016)
Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President of Maine Water Company

On December 2, 2016, Connecticut Water Service, Inc. (the “Company”) and The Maine Water Company (“MWC”), a wholly-owned subsidiary of the Company, announced the planned retirement of Judith E. Wallingford, the President of MWC. Ms. Wallingford’s retirement will be effective on March 31, 2017. Ms. Wallingford has served as the President of MWC and its predecessor companies since 1993 and in other positions with MWC since 1980.

Appointment of New President of Maine Water Company

The Board of Directors of the Company has appointed Richard Knowlton, to succeed Ms. Wallingford as the next President of MWC, which appointment will be effective as of April 1, 2017. Mr. Knowlton currently serves as the Vice President of Operations for MWC and has served in that position and other positions with MWC since 1993.

Item 8.01    Other Events

Press Release

On December 2, 2016, the Company issued a press release announcing the retirement of Ms. Wallingford and the promotion of Mr. Knowlton.

A copy of the press release is attached to this report as Exhibit 99.1 as is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)    Exhibits

99.1	Company press release dated December 2, 2016, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: December 2, 2016	By: /s/ David C. Benoit David C. Benoit Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Company press release dated December 2, 2016.

1